Exhibit 99.5

JOINDER AGREEMENT TO JOINT FILING AGREEMENT

WHEREAS, AMTD Group Inc., an exempted company with limited liabilities incorporated under the laws of the Virgin Islands, British, AMTD IDEA Group, an exempted company with limited liabilities incorporated under the laws of the Cayman Islands, The Generation Essentials Group, an exempted company with limited liabilities incorporated under the laws of the Cayman Islands and World Media and Entertainment Group Inc, an exempted company with limited liabilities incorporated under the laws of the Cayman Islands (collectively, the “Group”) have entered into a Joint Filing Agreement on April 30, 2025; and

WHEREAS, Wonderful Time with Co. Ltd., an exempted company with limited liabilities incorporated under the laws of the Cayman Islands (the “New Member”), wishes to join the Group by virtue of such entity’s beneficial ownership of the shares of AMTD DIGITAL Inc. (the “Issuer”).

NOW, IT IS AGREED, this 13th day of February 2026 by the parties hereto:

1.	In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the New Member agrees to the joint filing together with the other members of the Group, on behalf of the Group, of statements on Schedule 13D with respect to the securities of the Issuer to the extent required under applicable securities laws.

2.	This Joinder Agreement may be included as an Exhibit to such joint filing and may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

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AMTD Group Inc.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

AMTD IDEA Group

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

The Generation Essentials Group

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

World Media and Entertainment Group Inc.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director

Wonderful Time with Co. Ltd.

By:	/s/ Feridun Hamdullahpur
Name:	Feridun Hamdullahpur
Title:	Director